PART III

Explanatory Note

XTI Aircraft Company has prepared this Form 1-A POS solely for the purpose of filing Exhibit 8

INDEX TO EXHIBITS

Exhibit 2.1 Certificate of Incorporation (AVX Aircraft Technologies, Inc.) -- September 29, 2009*
Exhibit 2.2 Certificate of Amendment to the Certificate of Incorporation (AVX Aircraft Technologies, Inc.)*
Exhibit 2.3 Bylaws of AVX Aircraft Technologies, Inc. -- September 30, 2009*
Exhibit 2.4 Certificate of Validation and Certificate of Amendment -- November 10, 2015*
Exhibit 4 Form of Subscription Agreement*
Exhibit 6.1 Consulting Agreement with David E. Brody -- October 1, 2015*
Exhibit 6.2 Consulting Agreement with Answer Engineering, LLP -- May 1, 2014*
Exhibit 6.3 Director Services Agreement with Jeff Pino -- January 1, 2015*
Exhibit 6.4 Consulting Agreement with Dennis Olcott -- January 1, 2015*
Exhibit 6.5 Consulting Agreement with Charles Johnson -- January 1, 2015*
Exhibit 6.6 Consulting Agreement with David A. Bovino -- August 1, 2015*
Exhibit 6.7 Agreement with Acuity Advisors*
Exhibit 6.8 Broker-Dealer Services Agreement with FundAmerica Securities LLC*
Exhibit 6.9 Unsecured Convertible Promissory Note with David Brody -- August 31, 2015*
Exhibit 6.10 Promissory Note with Jeffrey Pino -- September 30, 2015*
Exhibit 6.11 Promissory Note with Jeffrey Pino -- December 11, 2015*
Exhibit 7 Assignment and Assumption Agreement -- July 30, 2013*
Exhibit 8 Escrow Agreement
Exhibit 11 Consent of EKS&H LLLP*
Exhibit 12 Opinion re legality*
Exhibit 13 “Testing the waters” materials*

* Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on July 7, 2016.

XTI Aircraft Company
By David E. Brody,
Signature: /s/  David E. Brody
                       Chairman of the Board
Date: July 7, 2016

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David E. Brody
David E. Brody, President
Date: July 7, 2016

/s/ Andrew Woglom
Andrew Woglom, Chief Financial Officer and Chief Accounting Officer
Date: July 7, 2016

/s/ Charles Johnson
Charles Johnson, Director
Date: July 7, 2016

/s/ Dennis Olcott
Dennis Olcott, Director
Date: July 7, 2016